LOAN AND SECURITY AGREEMENT

BETWEEN

ENTREPRENEUR GROWTH CAPITAL LLC
505 Park Avenue
New York, New York 10022

AND

BIOANALYTICAL SYSTEMS, INC.
2701 Kent Avenue
West Lafayette, IN 47906

This LOAN AND SECURITY AGREEMENT (“Agreement”) dated January 13, 2010 between BIOANALYTICAL SYSTEMS INC., a Indiana corporation having its principal place of business at 2701 Kent Avenue, West Lafayette, IN  47906 ("Borrower") and ENTREPRENEUR GROWTH CAPITAL, LLC, a Delaware limited liability company, having a principal office at 505 Park Avenue, 6th Floor, New York, NY 10022 (hereinafter called "Lender").  This Agreement sets forth the terms and conditions upon which Lender may, in its reasonable business discretion, make loans, advances and other financial accommodations to or for the benefit of Borrower upon the security referred to herein.

SECTION 1.         DEFINED TERMS

1.1.           All capitalized terms used in this Agreement are defined either in this Agreement, in the attached loan schedule (“Loan Schedule”), or in any supplement to this Agreement or Loan Schedule.  All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code (the "UCC") shall have the same meaning as presently or as may hereafter be given therein unless otherwise defined in this Agreement.  All references to the plural shall also mean the singular.

1.2.           "Account" or "Accounts" shall have the same meaning as contained in Article 9 of the UCC and shall also include contract rights and general intangibles related to Accounts, payment intangibles, instruments, and all proceeds thereof including, but not limited to, the proceeds of any insurance thereon whether or not specifically assigned to Lender.

1.3.           "Account Debtor" shall have the same meaning as contained in Article 9 of the UCC and shall also include each debtor or obligor in any way obligated on or in connection with any Account.

1.4.           “Closing Date” means the date of the initial advance made by Lender pursuant to this Agreement.

1.5.           "Collateral" shall have the meaning set forth in Section 3.1 of this Agreement.

1.6.           "Collateral Monitoring Fee" shall have the meaning set forth in the Loan Schedule.

1.7.           "Costs and Expenses" shall include, but not be limited to commissions, fees, appraisal fees, taxes, title insurance premiums, internal and external field examination expenses for routine and non-routine audits and field examinations, filing, recording and search expenses, reasonable internal and external attorney's fees and disbursements (as may be incurred with respect to the effectuation of this Agreement or any claim of any nature or litigation whatsoever arising out of or as a result of the interpretation of this Agreement or the financing provided for hereunder, including, but not limited to, all fees and expenses for the service and filing of papers, premiums on bonds and undertakings, fees of marshals, sheriffs, custodians, auctioneers and others, travel expenses and all court costs and collection charges), postage, wire transfer fees, check dishonor fees and other internal and/or external fees, costs and expenses arising out of or relating to the negotiations, preparation, consummation, administration and enforcement of this Agreement or any other agreement between Borrower and Lender including, but not limited to any guaranty of the Obligations (as defined herein).

1.8            "Eligible Accounts" means Accounts arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which Lender, in its reasonable business discretion, shall deem eligible based on such considerations as Lender may from time to time deem appropriate.  Without limiting the foregoing, an Account shall not be deemed to be an Eligible Account if (i) the Account Debtor has failed to pay the Account within a period of ninety (90) days after invoice date; (ii) the account debtor has failed to pay more than 25% of all outstanding Accounts owed by it to Borrower within ninety (90) days after invoice date; (iii) the Account Debtor's total obligations to Borrower exceed 15% of all Eligible Accounts, to the extent of such excess; (iv) the Account Debtor is a subsidiary or affiliate of Borrower; (v) the goods relating thereto are placed on consignment, guaranteed sale, “bill and hold,” “COD” or other terms pursuant to which payment by the Account Debtor may be conditional; (vi) the Account Debtor is not located in the United States unless the Account is supported by a letter of credit or other form of guaranty or security, in each case in form and substance satisfactory to Lender; (vii) the Account Debtor is the United States or any department, agency or instrumentality thereof or any State, city or municipality of the United States, except as otherwise agreed to in writing by Lender; (viii) Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (ix) the Account Debtor disputes liability or makes any claim with respect thereto, or is subject to any insolvency or bankruptcy proceeding, or becomes insolvent, fails or goes out of a material portion of its business; (x) the amount thereof consists of late charges or finance charges; (xi) the amount thereof consists of a credit balance more than ninety (90) days past due; (xii) the invoice constitutes a progress billing on a project not yet completed in a manner inconsistent with Borrower’s ordinary course practices, except that the final billing at such time as the matter has been completed and delivered to the customer may be deemed an Eligible Account; (xiii) the amount thereof is not yet represented by an invoice or bill issued in the name of the applicable Account Debtor; (xiv) the amount thereof is denominated in or payable with any currency other than U.S. Dollars; or (xv) such Account is not at all times subject to Lender’s duly perfected first priority security interest.  In determining eligibility, Lender may, but need not, rely on agings, reports and schedules of Accounts furnished by Borrower but reliance by Lender thereon from time to time shall not be deemed to limit its right to revise standards of eligibility at any time without notice as to both Borrower's present and future Accounts.

1.9.           "Facility Fee" shall have the meaning set forth in the Loan Schedule.

1.10.         "Line of Credit" as used herein is $3,000,000.00.

1.11.         "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower and payable to Lender, the patent and/or trademark and/or copywrite security agreement(s), and any other present or future agreement entered into in connection with this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

1.12.         “Loan Party” "means Borrower, each guarantor and each other party (other than Lender) to any Loan Document.

1.13.         "Material Adverse Change" shall mean, when used in connection with the Borrower, any event, state of facts, circumstance, change, development, action or omission or effect (any such item, an "Change") that, individually or in the aggregate, has been or could reasonably be expected to be materially adverse to the business, operations, properties, assets, liabilities, condition (financial or otherwise), other than any Change resulting from (A) the economy, political conditions or the financial markets in general (including any changes resulting from terrorist activities, war or other armed hostilities to the extent that such Change does not disproportionately affect the Borrower, taken as a whole, in relation to other companies in the industry in which the Borrower operates), (B) general changes in the industries in which the Borrower operate to the extent that such Change does not disproportionately affect the Borrower, taken as a whole, in relation to other companies in the industry in which the Borrower operates, (C) changes in law, GAAP or in any interpretation thereof, or (D) changes in foreign currency exchange rates.

1.14.         "Material Agreement" shall mean any material contract, agreement or other arrangement that is required to be filed by the Borrower as an exhibit to a report with the Securities and Exchange Commission.

1.15          "Minimum Interest Charge" shall have the meaning set forth in the Loan Schedule.

1.16.         "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits, reasonable reserves consistent with past practices (as determined by Lender in its reasonable business discretion) and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

1.17.         "Obligations" shall mean any and all loans, advances, accommodations, indebtedness, liabilities, Costs and Expenses and all obligations of every kind and nature owing by Borrower to Lender under this Agreement or any supplement to hereto, however evidenced, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed, modified or extended, and including, without limitation, all sums chargeable to Borrower hereunder or under any of the other Loan Documents, of whatever nature, including commissions, interest, expenses, costs and attorneys' fees.  .

1.18.         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, government, or any agency or political division thereof, or any other entity.

SECTION 2.         LOANS AND ADVANCES; INTEREST RATE AND OTHER CHARGES

2.1.           Loans.  Whenever the Borrower makes a request (but not more frequently than twice a week unless Lender consents), Lender shall make loans, advances and/or extend credit to or for the Borrower; but Lender shall not be obligated to make loans, advances and/or extend credit beyond the Line of Credit set forth in the Loan Schedule and subject to deduction of any reasonable loan reserves (“Loan Reserves”) Lender deems proper from time to time in its reasonable business discretion consistent with past practices, and less amounts Lender may be obligated to pay in the future on behalf of Borrower.  Advances under the Line of Credit (“Loans” and individually, a “Loan”) shall be comprised of the amounts shown on the Loan Schedule.

2.2            Interest and Fees.  The Borrower shall pay Lender the interest and fees set forth on the Loan Schedule, but only to the maximum extent permitted by applicable law.  Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any other Loan Document, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.  In no event shall the Revolving Interest Rate or the Default Rate of Interest exceed the highest rate permitted under any applicable law or regulation.  If any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto, and any payment of interest and fees which individually or collectively might be deemed to be in excess of the highest rate permitted by law shall be credited against Borrower's Obligations as principal repayments of loans and advances made hereunder, to the extent of such excess.

2.3            Overlines; Overadvances.  If at any time or for any reason the outstanding amount of advances extended or issued pursuant hereto exceeds any of the dollar limitations (“Overline”) or percentage limitations (“Overadvance”) in the Loan Schedule on any day in any month, then Borrower shall, upon Lender's demand, immediately pay to Lender, in cash, the full amount of such Overline or Overadvance which shall be applied to reduce the outstanding principal balance of the Loans or any other Obligations.  Without limiting Borrower's obligation to repay to Lender on demand the amount of any Overline or Overadvance, Borrower agrees to pay Lender interest on the outstanding principal amount of any Overline or Overadvance, on demand, at the rate set forth on the Loan Schedule, whether any such Overline or Overadvance is made with or without Lender's knowledge or consent.

2.4.           (a)           Establishment of a Lockbox Account or Dominion Account.  Except as otherwise provided in Section 2.4(b), Borrower shall cause all proceeds of Collateral to be remitted directly to Lender by instructing its Account Debtors to direct their payments as follows:

Name of Borrower
Accounting Department
505 Park Avenue, 6th Floor
New York, NY 10022

   (b)           Lender may, at any time and from time to time, direct Borrower to collect and deliver to Lender in their original form, on the same date as the date of the actual receipt thereof, all checks, drafts, notes, acceptances, cash, wire transfers and any other evidences of payment, and/or direct Borrower to cause all proceeds of Collateral to be deposited into a lock box account or other blocked account as Lender may require or take any other action Lender may require.  Without limiting any rights of Lender to require Borrower to cause proceeds of Collateral to be delivered to the address set forth in Section 2.4(a) above, upon the execution of a control agreement on terms and conditions satisfactory to Lender with Borrower’s lockbox bank, Lender agrees that Borrower may, pursuant to this Section 2.4(b), cause all proceeds of Collateral to be deposited into a lockbox account or other blocked account upon which Lender shall have control (and Borrower shall not have access to) pursuant to said control agreement.

                2.5.          Clearance or Float Days.  In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Lender (including proceeds of Accounts and payment of the Obligations in full) shall be deemed applied by Lender on account of the Obligations on the day such payment is received or, if received after 12:00 noon New York, NY time, the next business day.  However, Lender shall be entitled to charge Borrower’s account five (5) business days of “clearance” or “float” at the Revolving Interest Rate set forth in the Loan Schedule, on all checks, wire transfers and other items received by Lender, regardless of whether such five (5) business days of clearance or float actually occur, and such charge shall be deemed to be the equivalent of charging five (5) business days of interest on such payments and/or collections.  The five (5) business days clearance or float charge on all payments and collections is acknowledged by the parties to constitute an integral aspect of the pricing of Lender’s financing to Borrower.  Lender shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to Lender, in Lenders reasonable business discretion, and Lender may charge Borrower’s loan account for the amount of any item of payment which is returned to Lender unpaid until Lender confirms collection or clearance of such item of payment, and Lender may, in either case, charge Borrower’s loan account for the amount of any item of payment which is returned to Lender unpaid.

2.6.           Application of Collateral and Payments.  Except as otherwise provided herein, Lender shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations in such order and manner as Lender shall determine in its reasonable business discretion.  To the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower’s benefit that is subsequently invalidated, set aside or required to be repaid to any other Person, then, to such extent, the Obligations intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender and Lender may appropriately adjust the Loan balances, in its reasonable business discretion.

2.7.           Monthly Accountings.  All Obligations shall be charged to an account in the Borrower's name as maintained on Lender's books.  Lender shall render to Borrower a monthly statement of its account which statement shall be deemed correct, accepted by, and conclusively binding upon Borrower as an account stated, except to the extent that Borrower shall deliver to Lender written notice of any specific exceptions thereto within twenty (20) days after the date such statement is rendered.

2.8.           Charges to Borrower’s Account.  All principal, interest, fees (including Documentation Fees), commissions, charges, Costs and Expenses incurred with or in respect of this Agreement, the other Loan Documents or any supplement or amendment hereto or thereto (all of which shall be cumulative and not exclusive) and any and all Obligations shall be charged to Borrower's account as maintained by Lender.  In furtherance thereof, Borrower hereby authorizes Lender to charge the Borrower's loan account on the first day of each month or as Lender otherwise determines: (a) all Costs and Expenses; (b) all interest; and (c) all fees and other charges provided in this Agreement and the other Loan Documents.

SECTION 3.          GRANTING PROVISIONS; SECURITY INTEREST

3.1            Grant of Security.  As security for the prompt performance, observance and payment in full of all Obligations, Borrower hereby pledges, assigns, transfers and grants to Lender a first priority security interest in, and continuing lien upon, and right of setoff against, all of the personal property assets of every kind and nature of Borrower, in each case, whether now owned or existing or hereafter created, acquired or arising and wherever located, all of which are herein collectively referred to as the "Collateral" including but not limited to, the following assets as defined under the UCC: (a) Accounts, contract rights and the proceeds thereof;  (b) Chattel Paper, including Electronic Chattel Paper and tangible Chattel Paper;  (c) Collateral;  (d) Commercial Tort Claims;  (e) Deposit Accounts;  (f) Documents;  (g) subject to the liens of the Equipment Lender as described in Section 4.1(a), Equipment, machinery, furniture, furnishings and fixtures and all parts, tools, accessories and Accessions;  (h) Fixtures;  (i) General Intangibles, including but not limited to patents, trademarks and tradenames and the goodwill and inherent value associated therewith, tax refunds, customer lists, insurance claims and goodwill of Borrower;  (j) Goods;  (k) Health Care Insurance Receivables;  (l) Instruments;  (m) Inventory, merchandise, materials, whether raw, work in progress or finished goods, packaging and shipping materials and all other tangible property held for sale or lease;  (n) Investment Property;  (o) Letter of Credit Rights;  (p) Payment Intangibles; (q) Proceeds, including Cash Proceeds and Non-Cash Proceeds, and proceeds of any insurance policies covering any of the Collateral;  (r) Promissory Notes;  (s) Records, including all books, records and other property at any time evidencing or relating to any of the foregoing, and all electronic means of storing such Records;  (t) to the extent not otherwise included above, all collateral support and Supporting Obligations relating to any of the foregoing; and  (u) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing; provided however that Lender shall not be granted a lien and security interest in shares representing 35% of the outstanding shares of each of Borrower's non-US subsidiaries.  The security interests granted herein shall remain effective whether or not the Collateral covered thereby is acceptable to Lender or deemed by Lender to be ineligible for the purposes of any Loans or advances contemplated under this Agreement.

3.2.           In addition to the foregoing, the Obligations of Borrower shall be secured by, and the following shall be deemed to be part of the Collateral: (i) specific liens on and assignments of Borrower’s intellectual property, to be evidenced by appropriate security agreements and recorded in the United States Patent and Trademark Office; (ii) a mortgage evidenced by a real estate mortgage security agreement or other similar instrument in form and substance reasonably acceptable to Lender, to be recorded on Borrower’s real property located in West Lafayette, Indiana, subordinate in right only to that certain real estate mortgage recorded by Regions Bank (f/k/a Union Planters Bank, N.A.); (iii) the corporate guaranty executed by BAS Evansville, Inc. guaranteeing the Obligations of Borrower to Lender and secured by a mortgage evidenced by a real estate mortgage security agreement or other similar instrument in form and substance reasonably acceptable to Lender, to be recorded on Borrower’s real property located in Mt. Vernon, Indiana, subordinate in right only to that certain real estate mortgage recorded by Regions Bank (f/k/a Union Planters Bank, N.A.), and (iv)  such other collateral as may be hereafter deposited with and/or or pledged by Borrower and/or any Loan Party, including the guarantors, to Lender.

3.3.           Authorization to File Financing Statements.  Borrower hereby authorizes Lender to execute and/or file UCC financing statements (including amendments) in order to perfect the security interests granted to Lender under this Agreement, the other Loan Documents or otherwise, as well as record assignments of Borrower’s intellectual property in the United States Patent and Trademark Office.

3.4.           Assignment of Accounts and Other Collateral.  Borrower shall collaterally assign and deliver to Lender a duplicate and/or original invoice, and all original documents evidencing the delivery of goods or the performance of services with regard to each Account, including but not limited to all original contracts, purchase orders, invoices, time sheets, bills of lading, warehouse receipts, delivery tickets and shipping receipts, together with schedules describing the Accounts and/or written confirmatory assignments to Lender of each Account, in form and substance satisfactory to Lender and duly executed by Borrower, together with such other information as Lender may request.  In no event shall the making (or the failure to make) of any schedule or assignment or the content of any schedule or assignment or Borrower's failure to comply with the provisions hereof be deemed or construed as a waiver, limitation or modification of Lender's security interest in, lien upon and assignment of the Collateral or Borrower's representations, warranties or covenants under this Agreement or any supplement or amendment hereto.

SECTION 4.         REPRESENTATIONS, WARRANTIES AND COVENANTS

Borrower hereby represents, warrants and covenants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which, and continuing compliance with, being a continuing condition of the making of all loans and advances hereunder by Lender or under any supplement or amendment hereto:

4.1.           Owner of Collateral; Validity of Accounts.

(a)            Borrower is and shall be the owner of or has other rights in the Collateral free and clear of all liens, security interests, claims and encumbrances of every kind and nature, except in Lender's favor or as otherwise consented to in writing by Lender, and Borrower shall indemnify and defend Lender from and against all cost, loss and expense with regard to the same.  None of Borrower's Accounts has been previously sold or assigned to any Person and will not be sold or assigned, other than to Lender, at any time during the term of this Agreement without first obtaining Lender's consent in writing.  Borrower shall not execute any security agreement in favor of any other party or borrow against the security of any corporate asset, including but not limited to the Collateral, or authorize any Person other than Lender to file UCC financing statements naming Borrower as Debtor, without first obtaining Lender's consent in writing; provided, however, that Lender hereby acknowledges, agrees and consents (i) that Borrower may borrow up to $1 million against its machinery and equipment and grant a lien and security interest to the lender thereof (the “Equipment Lender”) against Collateral consisting of Borrower’s machinery and equipment, and (ii) that such lien and security interest in such machinery and equipment Collateral shall be subject to the terms and conditions set forth in a certain Lien Subordination Agreement entered into (or to be entered into) by and between Lender and the Equipment Lender, in form and substance acceptable to Lender; provided, further, that Lender shall have no obligation to subordinate its lien in machinery and equipment Collateral if, at the time of such request, (i) an Event of Default shall have occurred and be continuing, (ii) Borrower is in breach of a covenant, term or condition of this Agreement, whether or not Lender elects to call a default, or (iii) if Borrower is in an Overadvance or Overline.

(b)            Each Account represents a valid and legally enforceable indebtedness based upon a bona fide sale and delivery of goods or rendition of services usually dealt in by Borrower in the ordinary course of its business.  Each Account is and will be for a liquidated amount maturing as stated in the invoice rendered to the Account Debtor who is unconditionally liable to make payment of the amount stated in each invoice, document or instrument evidencing the Account in accordance with the terms thereof, without offset, defense, deduction, counterclaim, discount or condition, except ordinary course discounts or deductions consistent with Borrower’s past practices, all of which Borrower shall promptly notify Lender.  If any Account is not paid in full within the eligibility parameters set forth in Section 1.8 above or as otherwise determined by Lender in Lender’s reasonable business discretion (i.e., Lender is notified of a dispute of deduction of the Account otherwise becomes ineligible), the amount of such unpaid Account (whether in whole or in part) may be charged against and deducted from any advance then or thereafter made by Lender to Borrower or, in the event Borrower then has no borrowing availability, Borrower shall pay Lender, upon demand, the full amount remaining unpaid thereon.  Such payment or deduction shall not constitute a reassignment, and Lender may retain the Account as collateral for all Obligations of Borrower to Lender until the same have been fully satisfied.

(c)            All statements made and all unpaid balances appearing in the invoices, documents and instruments evidencing each Account are true and correct and are in all respects what they purport to be and to Borrower's knowledge all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract.  To Borrower’s knowledge, each Account Debtor is solvent and financially able to pay in full each Account.  None of the transactions underlying or giving rise to any Account shall violate any state or federal laws or regulations, and all documents relating to the Accounts shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms and all recording, filing and other requirements of giving public notice under any applicable law have been and shall be duly complied with.

(d)            Without first obtaining Lender's consent in writing (which consent shall not be unreasonably withheld) Borrower will not directly or indirectly sell, lease, transfer, abandon or otherwise dispose of all or any material portion of the Collateral (except in the ordinary course of business) or consolidate or merge with or into any other entity or permit any other entity to consolidate or merge with or into Borrower.

4.2.           Corporate Authority.

(a)            The execution, delivery and performance of this Agreement, any supplement or amendment hereto, or any agreements, instruments and documents executed and delivered in connection herewith, are within Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's charter, by-laws or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound.

(b)            The Loan Schedule annexed hereto and incorporated herein by reference sets forth the Borrower's exact legal name, the Borrower's type of organization, the jurisdiction in which Borrower was organized, the Borrower's organizational identification number or accurately states that the Borrower has none, the Borrower's place of business or if more than one, its chief executive office as well as all other locations including the Borrower's mailing address if different, the address of every location or place of business previously maintained by the Borrower during the past five years and the location at which, or Person with which, any of the Collateral has been previously held at any time during the past twelve months;

(c)            Borrower is in good standing as a corporation or other legal entity, validly existing under the laws of its state of incorporation or organization, and will preserve, renew and keep in full force and effect Borrower's existence and good standing as a corporation or other legal entity and its rights and franchises with respect thereto and will not change its state of incorporation or organization;

(d)            Borrower shall obtain and preserve, renew and keep in full force and effect Borrower's authority to do business in all jurisdictions where the Borrower now or hereafter does business;

(e)            Borrower will continue to engage in a business of the same type as Borrower is engaged as of the date hereof;

(f)            Borrower will give Lender thirty (30) days prior written notice of any proposed change in Borrower's legal  name which notice shall set forth the new name; and

(g)            Borrower will give Lender thirty (30) days prior written notice of any use of any corporate name or tradename in addition to those names set forth on the annexed Loan Schedule.

4.3.           Chief Executive Office.  Borrower's Records and principal executive office are maintained at the address referred to herein and Borrower shall furnish Lender reasonably prompt written notice of any change to such location.

4.4.           Books, Records, Financial Statements.

(a)            Borrower shall maintain its shipping forms, invoices and other related documents in a form satisfactory to Lender and shall maintain its books, records and accounts in accordance with generally accepted accounting principles consistently applied.  Borrower agrees to promptly furnish Lender monthly but in no event later than ten (10) days after the end of each month, accounts receivable agings, together with reconciliation and recap sheets, accounts payable agings and inventory reports (if requested by Lender).

(b)            Borrower shall furnish to Lender, as soon as available, but in any event not later than ninety days (90) after the close of each fiscal year, Borrower’s audited financial statements for such fiscal year (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, setting forth in each case, in comparative form, figures for the previous fiscal year, all in reasonable detail, fairly representing in all material respects the financial position and the results of Borrower’s operations as at the date thereof and for the fiscal year then ended and prepared in accordance with generally accepted accounting principles consistently applied.  Such reviewed statements shall be examined in accordance with generally accepted auditing practices and certified by independent certified public accountants selected by Borrower and acceptable to Lender.

(c)           Borrower shall also furnish to Lender, as Lender may reasonably request, quarterly (or monthly if reasonably requested) unaudited financial statements (including balance sheets, statements of income and loss, statements of cash flows and statements of shareholders' equity) and the accompanying notes thereto, all in reasonable detail, fairly presenting  in all material respects the financial position and results of Borrower’s operation as at the date thereof and for such period prepared in accordance with generally accepted accounting principles consistently applied and such other information with respect to Borrower’s business, operations and condition (financial and otherwise) as Lender may from time to time reasonably request. Such financial statements shall be certified for accuracy by Borrower’s chief financial officer.

(d)            Provided such information may be freely disseminated without violating any laws, statutes or regulations applicable to publicly traded entities, Borrower hereby irrevocably authorizes and directs all accountants, auditors and any other third parties to deliver to Lender, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any kind or nature in their possession and to disclose to Lender any information they may have regarding Borrower's business affairs and financial condition; provided, however that Borrower shall not  have any liability to Lender for any failure by its accountants, auditors or other third parties to comply with such direction and any such failure shall not constitute an Event of Default hereunder.

4.5.           Further Information.  Lender shall have the right to request and receive from the Borrower's agents, employees, attorneys and accountants all information pertaining to the Borrower which Lender may reasonably request, and such persons are hereby authorized and directed by the Borrower to furnish such information, subject to applicable laws, statutes and regulations regarding publicly traded entities and privileged communications; provided, however that Borrower shall not  have any liability to Lender for any failure by its accountants, auditors or other third parties to comply with such direction and any such failure shall not constitute an Event of Default hereunder.

4.6.            Solvency; Taxes.

(a)             Borrower is solvent and will so remain.

(b)            Borrower's federal, state and local taxes of every kind and nature, including, but not limited to employment taxes, are current, and except as otherwise disclosed to Lender and/or disclosed in Borrower’s public filings, there are no pending tax audits or examinations with respect to Borrower's federal, state or local tax returns.

(c)            Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets prior to the date on which penalties attach thereto.  Borrower shall be liable for all taxes and penalties imposed upon any transaction under this Agreement or any supplement or amendment hereto or giving rise to the Accounts or any other Collateral or which Lender may be required to withhold or pay on behalf of Borrower for any reason.  Borrower agrees to repay to Lender on demand the amount thereof, and until paid by Borrower such amounts shall be added to and included in Borrower's Obligations.

4.7.           Litigation.  There is no investigation by any state, federal or local agency pending or threatened against Borrower and there is no action, suit, proceeding or claim pending or threatened against Borrower or Borrower's assets or goodwill or affecting any transactions contemplated by this Agreement, or any supplement or amendment hereto, or any agreements, instruments or documents delivered in connection herewith or therewith before any court, arbitrator, or governmental or administrative body or agency which if adversely determined with respect to Borrower would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise.

4.8.           Sales, Accounting and Assignment.  Borrower shall keep and maintain, at its sole cost and expense, satisfactory and complete Records including records of all Accounts, all payments received and credits granted thereon, and all other dealings therewith.  Borrower shall make appropriate entries in its books and records disclosing Lender's security interest in such Accounts and each Account created by Borrower shall be deemed collaterally assigned to Lender.

4.9.           Collections.  In the event payments of Accounts or other monies or property in which Lender has an interest are delivered to or received by Borrower, including proceeds from the sale of Collateral in the ordinary course of Borrower’s business, unless otherwise consented to in writing by Lender or specifically permitted under Section 2.4 herein, Borrower shall hold all such remittances and proceeds of Accounts and other Collateral, in trust for Lender.  Borrower shall deliver all such payments to the lockbox account or blocked account referred to in Section 2.4(b), in kind with an appropriate endorsement, on the next business day following the date of receipt by Borrower.

4.10.         Further Acts.  Borrower shall, at Borrower's expense, duly execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, collateral assignments, UCC financing statements or amendments and continuations thereof, landlord's or mortgagee's waivers of liens and consents to the exercise by Lender of all of its rights and remedies hereunder, under any supplement or amendment hereto, or applicable law with respect to the Collateral.  In addition, Borrower shall do or cause to be done such further acts as may be necessary or proper, in Lender's opinion, to evidence, perfect, maintain and enforce its security interest and the priority thereof in and to the Collateral and to otherwise effect the provisions and purposes of this Agreement or any supplement or amendment hereto.  Borrower hereby authorizes Lender to execute and file UCC financing statements in order to perfect the security interests granted to Lender under this Agreement, including amendments and modification statements deemed reasonably necessary by Lender to perfect and protect Lender’s interest in the Collateral.

4.11.         Insurance.  Borrower shall, at Borrower's expense, maintain insurance covering the Collateral in such amounts and with such insurance companies as may be acceptable to Lender in its reasonable business discretion.  Borrower shall have Lender named as loss payee and additional insured on all such insurance policies.  In the event Borrower shall fail to maintain insurance acceptable to Lender, Lender without notice, may obtain such insurance in the name of the  Borrower and charge Borrower's account with the costs and expenses of such insurance. All expenses incurred by Lender with regard to such insurance policies shall be deemed part of the Obligations.

4.12.         Margin Stock.  The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan or advances made by Lender to Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or in any manner which might cause such loan or advance or the application of such proceeds to violate (or require any regulatory filing under) Regulation G, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System, in each case as in effect on the date or dates of such loan or advance and such use of proceeds.  Further, no proceeds of any loan or advance will be used to acquire any security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

4.13.         Loan Proceeds for Ordinary Business Use Only.  Any loan at any time received by the Borrower from Lender shall not be used directly or indirectly other than in the Borrower's business; it shall not, directly or indirectly, pay any dividend on its stock other than a dividend payable in shares of its own stock; it shall not, directly or indirectly, make any loan to, or pay any claim other than for current remuneration or current reimbursable expense payable to any person controlling, controlled by or under common control with the Borrower, and it shall, on demand, obtain and deliver to Lender subordinations in form and substance satisfactory to Lender of all claims of controlling and controlled persons consistent with the foregoing.

4.14.         Commercial Tort Claim.  The Borrower shall immediately notify Lender in a writing signed by the Borrower of any commercial tort claims it holds or acquires such writing shall set forth the details and grant Lender a security interest in and to any commercial tort claims it holds or acquires and in the proceeds thereof, such writing to be satisfactory to Lender in form and substance.

4.15.         Net Worth Covenant.  Borrower shall have a minimum tangible net worth (total assets minus intangible assets minus total liabilities, all as defined in accordance with generally accepted accounting principles in effect in the United States from time to time) of not less than $9,500,000.

SECTION 5.         ADDITIONAL POWERS; ENFORCEMENT OF RIGHTS IN AND TO COLLATERAL

5.1.           Power of Attorney.  Borrower appoints Lender and Lender’s designees as Borrower's attorney and attorney-in-fact, at Borrower’s sole cost and expense, and Lender may exercise at any time (unless otherwise specified below), in Lender’s reasonable business discretion, all or any of the following powers which, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full and Lender’s obligation to provide loans hereunder shall have terminated:

(a)            endorse Borrower's name on any checks, notes, acceptances, money orders or other forms of payment or security that come into Lender’s possession;

(b)            sign Borrower's name on any invoice or bill of lading relating to any Account, on drafts against Account Debtors, on assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to Account Debtors;

(c)            send requests for verification of Accounts to Account Debtors and, after the occurrence of any Event of Default, to notify Account Debtors to make payment directly to Lender; and

(d)            to do all other things Lender deems reasonably necessary or desirable to carry out the terms of this Agreement.

(e)            Borrower hereby ratifies and approves all acts of such attorney.  Neither Lender nor any of its designees shall be liable for any acts or omissions nor for any error of judgment or mistake of fact or law while acting as Borrower's attorney and Borrower hereby releases Lender and Lender's officers, employees and designees, from all liability arising from any act or acts under this Agreement or in furtherance thereof, whether by omission or commission, and whether based upon any error of judgment or mistake of law or fact.

5.2.           Access to Books, Records and Collateral.  Lender or Lender's representatives shall at all reasonable times and upon reasonable prior notice have free access to and right of inspection of the Collateral and have full access to and the right to examine and make copies of Borrower's Records, to confirm and verify all Accounts, to perform general audits and field examinations and to do whatever else Lender deems reasonably necessary to protect Lender's interests.  Lender may at any reasonable time upon reasonable prior notice require Borrower to deliver copies of (or after the occurrence of a material Event of Default, original copies) any Records to Lender.  Lender may, at Borrower's cost and expense, use any of Borrower's personnel, supplies, computer equipment (including all computer programs, software and data) and space at Borrower's places of business or at any other place as Lender may designate, as may be reasonably necessary for the handling of collections.

5.4.           Returns; Credits.  All returns of merchandise, credits issued by Borrower, claims or disputes of Account Debtors whether or not accepted by Borrower or given an allowance of any nature shall be reported by Borrower to Lender at least weekly.  Each such report shall be accompanied by copies of all documentation provided to Borrower in support of all merchandise returns, credits, claims and disputes.  Borrower shall, promptly upon obtaining knowledge thereof, report to Lender all reclaimed, repossessed and returned goods, Account Debtor claims and any other matter affecting the value, enforceability or collectability of Accounts.  At Lender's request, any goods reclaimed or repossessed by or returned to Borrower will be set aside, marked with Lender's name and held by Borrower (at Borrower's place of business or at such other place as Lender may designate) for Lender's account and subject to Lender's security interest.  Notwithstanding the foregoing, Lender may require Borrower to pay to Lender the original invoice price of such reclaimed, repossessed or returned goods.  In case any such goods shall be re-sold, the Account thereby created shall be subject to Lender's security interest.

5.5            Disputes.  All claims and disputes relating to Accounts shall be adjusted within a reasonable time at Borrower's own cost and expense.

SECTION 6.          DEFAULTS AND REMEDIES.

6.1.           The occurrence of any one or more of the following constitute events of default (“Events of Default”):

(a)            The material breach by the Borrower of any of the terms, representations, warranties, covenants, conditions or provisions of this Agreement of any of the Loan Documents or any supplement or amendment hereto or thereto, which, provided it shall not constitute any other Event of Default, shall remain uncured for more than thirty (30) days after notice thereof to the Borrower; or

(b)            The failure of the Borrower to pay any Obligation to Lender calling for the payment of money pursuant to this Agreement or any of the Loan Documents, as and when the same should be paid; the Borrower becoming insolvent or otherwise failing to meet its or their debts as they mature; the Borrower suspending or discontinuing its business for any reason; the Borrower commencing or having commenced against it a petition for a receivership of its business or property or a bankruptcy or any other legal proceeding or action relating to the relief of debtors or the readjustment of debts; the Borrower making an assignment for the benefit of creditors, seeking a composition of creditors or calling a meeting of creditors or have a creditors' committee appointed; or Borrower suffering a lien against or judgment or the attachment of any of its property (which has not been bonded or otherwise secured); having a receiver, custodian or trustee of any kind appointed with regard to any property of Borrower; the Borrower disposing of any property included in the Collateral otherwise than in accordance with this Agreement; or the Borrower committing or suffering, by any of its agents or employees, a fraudulent conversion of any material part of the Collateral;.

(c)            Any Material Adverse Change occurs in Borrower's business, assets, operations, prospects or condition, financial or otherwise, or the prospect of repayment of any portion of the Obligations or the value or priority of Lender’s security interest in the Collateral is materially impaired;

(d)            Any default shall occur under any Material Agreement between Borrower and any third party including, without limitation, any default which would result in a right by such third party to accelerate the maturity of any indebtedness of Borrower to such third party in excess of $ 50,000;

(e)            Any representation or warranty made or deemed to be made by Borrower, any affiliate or any other Loan Party in any Loan Document or any other statement, document or report made or delivered to Lender in connection therewith shall prove to be false or misleading or the failure to disclose any material disclosure which if disclosed shall prove to have been misleading in any material respect;

(f)             Any guarantor of the Obligations hereunder dies, terminates or attempts to terminate its guaranty or any security therefor or becomes subject to any bankruptcy or other insolvency proceeding; or

(g)            Any transfer of the issued and outstanding shares of common stock or other evidence of ownership of Borrower which would result in a change in control.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, LENDER RESERVES THE RIGHT TO CEASE MAKING ANY LOANS DURING ANY CURE PERIOD STATED ABOVE, AND THEREAFTER IF AN EVENT OF DEFAULT HAS OCCURRED.

6.2.           REMEDIES.

(a)            Upon the occurrence of an Event of Default, Lender may, at its option and in its sole discretion and in addition to all of its other rights under the UCC, this Agreement, and the other Loan Documents, cease making advances or Loans, charge the Default Rate of Interest on all Obligations, terminate this Agreement and/or declare all of the Obligations to be immediately payable in full.  Borrower agrees that Lender shall also have all of its rights and remedies under applicable law, including without limitation, the default rights and remedies of a secured party under the UCC (which includes the right to notify Account Debtors of the Borrower to make payment directly to Lender), and upon the occurrence of an Event of Default, Borrower hereby consents to the appointment of a receiver by Lender in any action initiated by Lender pursuant to this Agreement and to the jurisdiction and venue set forth in this Agreement, and Borrower waives notice and posting of a bond in connection therewith.

                (b)           Lender is authorized and empowered at any time upon the occurrence and continuation of an Event of Default, to compromise or extend the time for payment of any Account, for such amounts and upon such terms as Lender may, in its sole discretion determine and to accept the return of the merchandise represented by any Account, all without notice to or consent by Borrower, and without discharging or affecting Borrower's Obligations hereunder to any extent, and Borrower will, upon demand, pay to Lender the amount of any allowance given or authorized by Lender hereunder.

(c)            Lender may, at any time upon the occurrence and continuation of an Event of Default, take possession of the Collateral and keep it on Borrower's premises, at no cost to Lender, or remove any part of it to such other place(s) as Lender may desire.  In the event Lender seeks to take possession of all or any portion of the Collateral by judicial process (including, but not limited to, Lender obtaining an order of attachment, a temporary restraining order, a preliminary or permanent injunction or otherwise) against the Borrower or with regard to the Collateral, Borrower irrevocably waives the posting of any bond, surety or security with respect thereto which might otherwise be required, any demand for possession prior to the commencement of any suit or action to recover the Collateral, and any requirement that Lender retain possession and not dispose of any Collateral until after trial or final judgment.

(d)            Lender shall have the right in such manner and upon such terms as Lender shall determine in Lender’s reasonable business discretion, to enforce payment of any Collateral, to settle, compromise or release in whole or in part, any amounts owing on any Collateral, to prosecute any action, suit or proceeding with respect to the Collateral, to extend the time of payment of any and all Collateral, to make allowances and adjustments with respect thereto, to issue credits in Lender's or Borrower's name, to sell, assign and deliver the Collateral (or any part thereof) at public or private sale, for cash, upon credit or otherwise at Lender's sole option and discretion, and Lender may bid or become purchaser at any such sale, free from any right of redemption which is hereby expressly waived to the extent permitted by applicable law.  Borrower agrees that Lender has no obligation to preserve rights to the Collateral or marshaling any Collateral for the benefit of any Person.  Lender may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like without affecting the commercial reasonableness of the sale of any of the Collateral.  Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.  Borrower agrees that the giving of ten (10) days' notice by Lender, sent by ordinary mail, postage prepaid, to Borrower's address set forth herein, designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice with respect thereto.

(e)            The net cash proceeds, after deducting all costs and expenses of sale (including attorneys’ fees and other professional fees), resulting from the exercise of any of Lender's rights or remedies under this Agreement, the UCC or other applicable law, shall be applied by Lender to the payment of the Obligations in such order as Lender may elect, in Lender’s sole discretion.  Lender shall return any excess to Borrower and Borrower shall remain liable to Lender for any deficiency, to the fullest extent permitted by law.  Without limiting the generality of the foregoing, if Lender enters into any credit transaction, directly or indirectly, in connection with the disposition of any Collateral, Lender shall reduce the Obligations by the amount of such credit transaction.

(f)             The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies Lender may have under the UCC or other applicable law.  Lender shall have the right, in Lender's sole and absolute discretion, to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Collateral is to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

(g)            No act, failure or delay by Lender shall constitute a waiver of any of its rights or remedies.  No single or partial waiver by Lender of any provision of this Agreement or any supplement or amendment hereto, or breach or default thereunder, or of any right or remedy which Lender may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion.

(h)            Borrower waives presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Collateral and any and all notices or demands whatsoever (except as expressly provided herein).  Lender may, at all times, proceed directly against Borrower or any guarantor or endorser to enforce payment of the Obligations and shall not be required to take any action of any kind to preserve, collect or protect Lender's or Borrower's rights in the Collateral.

SECTION 7.         MISCELLANEOUS

7.1.           Term.  This Agreement shall become effective upon acceptance by Lender and shall continue in full force and effect for a term ending on the last business day of the month, one (1) year from the date hereof (the "Initial Term") and shall automatically renew from year to year thereafter (each, a “Renewal Term”) until terminated pursuant to the terms hereof.  In addition to Lender's right to declare this Agreement immediately terminated at any time upon the occurrence of an Event of Default, Lender may terminate this Agreement at the end of the Initial Term or upon the expiration or any Renewal Term by giving Borrower at least sixty (60) days prior written notice of such termination by registered or certified mail, return receipt requested.  Borrower may terminate this Agreement at the expiration of the Initial Term or upon the expiration of any Renewal Term by giving Lender at least sixty (60) days prior written notice of such termination by registered or certified mail, return receipt requested.  No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, obligations and covenants hereunder until all Obligations have been paid in full and Lender's continuing security interest in and to the Collateral shall remain in effect until all such Obligations have been fully discharged.

7.2.           Early Termination Fee.  If Lender terminates this Agreement upon the occurrence of an Event of Default or if Borrower terminates this Agreement, in either case prior to the expiration of the Initial Term or the expiration of any Renewal Term, in view of the impracticality and extreme difficulty in ascertaining Lender's actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower hereby agrees that, in addition to payment of the Obligations as provided herein, Borrower shall immediately pay to Lender by wire transfer, certified check or bank cashier's check, liquidated damages of an amount equal to the total of the Minimum Interest Charges for the number of months remaining until the expiration of the Initial Term or the expiration of any Renewal Term, as applicable.  Prior to its actual receipt of payment as aforesaid, Lender shall be free to exercise, without limitation, all of its right under this Agreement.  The liquidated damages provided for in this Section shall be deemed included in the Obligations and shall be presumed to be the amount of damages sustained by Lender due to the Borrower's early termination and Borrower agrees that such damages are reasonable and appropriate under the circumstances currently existing.

7.3.           One General Obligation; Cross Collateral.  All Loans and advances by Lender to Borrower under this Agreement, the other Loan Documents and under all other agreements, present and future, between Lender and Borrower constitute one loan, and all indebtedness and obligations of Borrower to Lender under this Agreement, the other Loan Documents, and under all other agreements, present and future, between Lender and Borrower, constitute one general obligation secured by the Collateral and security held and to be held by Lender hereunder and by virtue of all other agreements between Borrower (and all guarantors) and Lender now and hereafter existing.  It is distinctly understood and agreed that all of the rights of Lender contained in this Agreement shall likewise apply insofar as applicable to any modification of or supplement to this Agreement, the other Loan Documents and to any other agreements, present and future, between Lender and Borrower.

7.4.           Binding on Successor and Assigns; Severability.  All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind Lender’s and Borrower's respective representatives, successors and assigns.  If any provision of this Agreement shall be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

7.5.           Amendments; Assignments.  This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender, which requirement shall not be modified by oral agreement or by course of conduct.  Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, any of Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder.  Borrower hereby consents to Lender’s participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender’s rights, title, interests, remedies, powers and duties hereunder or thereunder.  In connection therewith, subject to compliance with federal and state securities laws regarding the disclosure of material non-public information, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business.  To the extent that Lender assigns its rights and obligations hereunder to a third party, Lender shall thereafter be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third party.

7.6.           Integration; Survival.  This Agreement, together with the Loan Schedule (which is a part hereof) and the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby.  All of the representations and warranties of Borrower contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties.  No termination of this Agreement (or of any guaranty of the Obligations) shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and all shall survive such termination.

7.7.           Evidence of Obligations.  Each Obligation may, in Lender’s discretion, be evidenced by notes or other instruments issued or made by Borrower to Lender.  If not so evidenced, such Obligation shall be evidenced solely by entries upon Lender’s books and records.

7.8.           Loan Requests.  Each oral or written request for an advance by any Person who purports to be any employee, officer or authorized agent of Borrower shall be made to Lender on or prior to 11:00 a.m., NY time, on the business day on which the proceeds thereof are requested to be paid to Borrower and shall be conclusively presumed to be made by a Person authorized by Borrower to do so and the crediting of a loan to Borrower's operating account shall conclusively establish Borrower's obligation to repay such loan. Unless and until Borrower otherwise directs Lender in writing, all loans shall be wired to Borrower's operating account set forth on the Loan Schedule.

7.9            Brokerage Fees.  Borrower represents and warrants to Lender that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

7.10           Application of Insurance Proceeds.  The net proceeds of any casualty insurance insuring the Collateral, after deducting all costs and expenses (including attorneys’ fees) of collection, shall be applied, at Lender’s option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender, or toward payment of the Obligations.  Any proceeds applied to the payment of Obligations shall be applied in such manner as Lender may elect.  In no event shall such application relieve Borrower from payment in full of all installments of principal and interest which thereafter become due in the order of maturity thereof or with respect to the payment of fees and costs.

               7.11.          Notices, Correspondence.  All notices, requests, demands and other communications under this Agreement shall be in writing and will be personally served, telecopied or sent by overnight courier service or United States mail and will be deemed to have been given: (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. New York time or, if not, on the next succeeding business day; (iii) if delivered by overnight courier, the following business day after depositing with such courier, properly addressed; or (iv) if by U.S. Mail, four (4) business days after depositing in the United States mail, with postage prepaid and properly addressed.  All notices, requests and demands are to be given or made to the respective parties at the addresses set forth herein or at such other addresses as either party may designate in writing by notice in accordance with the provisions of this paragraph.  All notices to Lender should be addressed to the attention of:  Portfolio Manager.  All notices to Borrower should be addressed to the attention of :  Chief Financial Officer.

7.12.         Governing Law.  This Agreement and all transactions hereunder are deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the substantive and procedural laws of the State of New York (without regard to any choice of law rules).  If any part or provision of this Agreement shall be determined to be invalid or in contravention of any applicable law or regulation of the controlling jurisdiction, such part or provision shall be severed without affecting the validity of any other part or provision of this Agreement.

7.13.         JURY WAIVER.  BORROWER AND LENDER EACH HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY SUPPLEMENT OR AMENDMENT HERETO OR THERETO.  BORROWER HEREBY WAIVES ALL OF ITS RIGHTS OF SETOFF AND RIGHTS TO INTERPOSE ANY DEFENSES AND/OR COUNTERCLAIMS IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY SUPPLEMENT OR AMENDMENT HERETO OR THERETO (OTHER THAN DEFENSES OR COUNTERCLAIMS THAT MUST BE MADE OR DEEMED WAIVED).  BORROWER HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK (WITHOUT REGARD TO ANY CHOICE OF LAW RULES) OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY SUPPLEMENT OR AMENDMENT HERETO OR THERETO.  BORROWER AGREES THAT ANY ACTION BROUGHT BY IT AGAINST LENDER WITH REGARD TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY SUPPLEMENT OR AMENDMENT HERETO OR THERETO, SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CHOICE OF LAW RULES), LOCATED IN THE COUNTY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

7.14.         Service.  In any litigation brought by Lender, Borrower waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to Borrower at Borrower's address set forth in the preamble of this Agreement.

7.15.         Lien Termination.  In recognition of Lender’s right to have all of its attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding the payment in full of the Obligations, Lender shall not be required to execute or record any terminations or satisfactions of any of its liens on the Collateral unless and until Borrower (and all Guarantors) have executed and delivered to Lender general releases of all claims, in form and substance satisfactory to Lender in Lender’s reasonable discretion.

7.16          Publication.  Borrower and Lender agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by law, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

7.17.         Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence.  An executed facsimile of this Agreement shall be deemed to be a valid and binding agreement between the parties hereto.

BIOANALYTICAL SYSTEMS INC.

By:
Name:	Michael R. Cox
Title:	Vice President - Finance

ACCEPTED:

ENTREPRENEUR GROWTH CAPITAL LLC

By:
Name:	Dean Landis
Title:	President

STATE OF INDIANA	)
)ss.:
COUNTY OF	)

On this 13th day of January, 2010 before me personally appeared Michael R. Cox,  personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she a Vice President of BIOANALYTICAL SYSTEMS INC., the corporation herein described and that he/she executed the same in his/her capacity as an officer of said corporation, and that he/she signed the instrument by order of the board of directors of said corporation.

Notary Public